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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Fedders Corporation
Liberty Corner, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-74347, No. 333-20963 and No. 33-51863) pertaining to the Employee Stock Plans of Fedders Corporation of our reports dated October 12, 1999 with respect to the consolidated financial statements and schedule of Fedders Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 1999.





















      /s/BDO Seidman, LLP
      Woodbridge, New Jersey
      December 6, 1999




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